Exhibit 31.05

CERTIFICATION

I, William B. Timmerman, certify that:

1.                        I have reviewed this quarterly report on Form 10-Q/A of SCANA Corporation;

2.                        Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 2, 2009
/s/William B. Timmerman
William B. Timmerman
Chairman of the Board, President and
Chief Executive Officer